EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between TELEMETRIX INC., a Delaware corporation (the "Company"), and JOSEPH G. SCHON, ("Executive"). The effective date of this Agreement shall be June 12, 2000 (the "Effective Date").

                                R E C I T A L S:

     WHEREAS, The Company desires to hire and employ Executive as its Chief Operating Officer;

     WHEREAS, Executive desires to become employed by the Company in such capacity;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. The Company agrees to employ Executive and Executive hereby agrees to be employed by the Company on a full time basis as defined further in paragraph 3. Executive represents and warrants to the Company that the execution of this Agreement and his performance under this Agreement does not breach any other agreement to which Executive is a party or under which Executive may be bound and does not require the consent of any other person.

     2. Duties. Executive shall be employed as the Company's Chief Operating Officer ("COO") and in such capacity shall perform the duties and bear the responsibilities commensurate with the office of COO, serve the Company faithfully and to the best of his ability, strive to meet the objectives established by his Supervisor as set forth in Exhibit A attached and perform, without additional compensation, such other duties for the Company and/or for its Affiliates (as such term is defined in Section 3 herein) as may be delegated to Executive by his Supervisor (as defined below) and hold such other offices to which he may be appointed or elected from time-to-time (collectively, the "Position"). Mr. Michael J. Tracy, the Company's President and Chief Executive Officer, or his designee, shall supervise Executive's activities ("Supervisor"). In its sole discretion the Company may assign Executive to a position of lesser responsibility. Executive's conduct must promote the best interests of the Company and its Affiliates and must not discredit the Company, its Affiliates, its products or services.

     3. Exclusivity. Executive shall devote his full business time, efforts, attention, skill and energy to the Company's business, and shall effectively perform his duties under this Agreement and strive to achieve the objectives designated by his Supervisor. Executive has disclosed his involvement in current business activities and enterprises unrelated to this employment and shall disclose to the Supervisor his involvement in any other business activities which may be related to the industries in which the Company or a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control of the Company (collectively, "Affiliate") and Executive shall not engage in any business activities not disclosed at the time of this agreement as set forth herein, without prior notification to "supervisor" that would require significant personal services by Executive or in any way diminish Executive's ability to effectively perform his duties hereunder to the satisfaction of his Supervisor. Notwithstanding the foregoing, after notifying the Supervisor, Executive may take reasonable personal time for:

          3.1. personal investments that do not require significant services by Executive;
          3.2. participation in volunteer or charitable activities;
          3.3. participation in industry-related organizations;
          3.4. with prior Supervisor approval, serving as a director for other companies; and

          3.5. activities approved in advance by the Supervisor; except that Executive shall cease any outside activity if the Supervisor determines that such activity will interfere or conflict with the Company's interests.

     4. Conflicts of Interest. Executive shall not engage in any activity that, in the Supervisor's judgment, may interfere or conflict with the proper performance of Executive's duties or the Company's or its Affiliates' interests. If Executive has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the Company and the Supervisor must approve the transaction.

     5. Confidentiality. Executive acknowledges that the Company's products and services are unique and have world-wide application, and that the Company has expended significant sums and resources to develop its products and services. The relationship between the Company and Executive is one of confidence and trust. Executive agrees that the provisions of this Section 5 are fair and reasonable because, as a result of his employment by the Company, he will have access to proprietary information and intellectual property of the Company and its Affiliates and Executive acknowledges that such information is a highly valued asset of the Company.

          5.1. Confidential Information. The term "Confidential Information" means all information relating to the Company, its Affiliates, its customers and suppliers considered by the Company to be confidential, including, without limitation:

             5.1.1. technology, plans, products, processes and personnel;
             5.1.2. software, source codes and manuals;
             5.1.3. the  nature  of the Company's and its  Affiliates'  services and any area where such services are performed or planned to be performed;
             5.1.4. research,    development,  manufacturing,  purchasing,   and
                    engineering;
             5.1.5. markets,  marketing strategies,  customer lists and prospect lists;
             5.1.6. merchandising, selling, pricing or contractual terms,
             5.1.7. inventions,   discoveries,   concepts   and  ideas,  whether
                    patentable  or  not,  processes,   methods,   formulas,  and
                    techniques,   trade  secrets,   related   improvements   and
                    knowledge;
             5.1.8. financial and accounting information;
             5.1.9. business expertise; and
             5.1.10.any  component  of  Confidential  Information  or  anything derived from Confidential Information.

         The  Company's  determination  that  specific  information  constitutes
         Confidential Information shall be binding, except for information already in the public domain other than placed therein by Executive's act except in the reasonable performance of his duties and except for information which is no longer a trade secret or patentable as defined by applicable legislation or law.

          5.2. Non-disclosure. Executive agrees that he shall at no time, whether during his employment or at any time thereafter, disclose or use any Confidential Information for any purpose other than the conduct of the Company's business pursuant to this Agreement. Upon the breach or threatened breach of this covenant by Executive, the Company shall be entitled without notice to obtain relief pursuant to Section 11 below.

          5.3. Notice to Company. Executive will immediately notify the Company if he learns that Confidential Information has been disclosed or is about to be disclosed, whether by Executive's acts, acts of third parties, law, regulation or court order. Executive will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

          5.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Executive during his Company employment shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Executive which is protectable by copyright, Executive acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C. ss. 101 et seq.) and is intended to be and is hereby agreed to be the sole and exclusive property of the Company and the Executive does hereby quitclaim and release all right, title and interest in and to the same to the Company.

          5.5. Assignment. The Executive hereby assigns to the Company all of his intellectual property rights (including copyrights, patents, and trademarks) that may arise out of his employment with the Company or his involvement with its Affiliates.

          5.6. Return of Confidential Information. Upon termination of Executive's employment or upon request by the Company, Executive or his legal representative shall without delay deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in his possession.

          5.7. Further Assurances. Executive agrees to execute such separate and further confidentiality agreements and/or assignments embodying and enlarging upon the provisions of this Section 5 as the Company may reasonably request.

     6. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, commencing as of the Effective Date, Executive shall receive the following compensation and benefits during the Term (as defined in Section 7 herein) of his employment:

          6.1. Salary. The Company shall pay Executive an annual salary of Seventy-two Thousand and 00/100 U.S. Dollars ($72,000.00), payable semi-monthly in arrears.

          6.2. Benefits. The Company shall provide Executive with standard benefits customary for Company employees of the nature, kind and status of Executive.

          6.3. Leave. Executive shall be entitled to Company-declared holidays, sick leaves, personal days and other time off in accordance with Company policies for Company employees of the nature, kind and status of Executive.

          6.4. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement.

          6.5. Stock Options. Employee shall be eligible for participation in the Company's Stock Option Plan 2000 (the "Plan") adopted by the Company's Board of Directors (the "Board") as of February 15, 2000. Options to purchase Company common stock ("Stock Options") pursuant the Plan shall be granted at the discretion of the Board or its designated committee authorized to administer the Plan (the "Committee"). The terms and conditions of any Stock Options granted by the Board or the Committee, including, without limitation, the number of shares, exercise price, payment terms, grant date, vesting schedule and expiration date, shall be determined at the discretion of the Board or the Committee. The Board has granted employee stock options as described on Exhibit B.

     7. Duration. Executive's employment pursuant to this Agreement shall commence on the Effective Date and continue for a period of three (3) years or until terminated in accordance with Section 8 herein (the "Term").

          7.1 First Renewal Term. At the expiration of the Term, the Company may, at its sole election, renew Executive's employment on the terms and conditions contained in this Agreement unless different terms are agreed to by the Company and evidenced in a writing signed by the Company and Executive, for an additional term of one (1) year (the "First Renewal Term") by providing written notice to Executive of its intent to renew not less than sixty (60) calendar days prior to the expiration of the Term ("Renewal Notice").

          7.2. Second Renewal Term. At the expiration of the First Renewal Term, the Company may, at its sole election, renew Executive's employment on the terms and conditions contained in this Agreement unless different terms are agreed to by the Company and evidenced in a writing signed by the Company and Executive, for another additional term of one (1) year (the "Second Renewal Term") by providing Renewal Notice to Executive not less than sixty (60) calendar days prior to the expiration of the First Renewal Term.

     8. Termination. Executive's employment may be terminated prior to expiration of the Term, or if renewed pursuant to subsections 7.1 and/or 7.2 above, prior to expiration of the First Renewal Term or the Second Renewal Term, as the case may be, as follows:

          8.1. Discretion. Either party, in its sole discretion, may terminate Executive's employment at any time upon thirty (30) calendar days' prior written notice to the other party.

          8.2. Death. If Executive dies during the term of his employment, the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and his employment shall be deemed terminated on the last day of such month.

          8.3.  Cause.  The  Company  may  immediately   terminate   Executive's
employment at any time for:

             8.3.1. non-performance   or    gross    negligent   performance  by
                    Executive of Executive's obligations under this Agreement or of any material duties as an Executive of the Company; or
             8.3.2. the  commission   of  any   theft,  fraud,  embezzlement  or
                    similar crime involving the commission of any indictable offense; for acts of dishonesty or moral turpitude; for violation of applicable local, state or federal laws or regulations, including anti-discrimination laws or securities laws, which acts cause or could reasonably be expected to cause material economic damage to the Company or material damage to the business reputation of the Company.

          8.4. Severance. If the Company terminates Executive's employment pursuant to subsection 8.1 herein, subject to the conditions set forth in this subsection 8.4, the Company agrees to maintain Executive on its payroll until such time as Executive has received that amount equal to one-third of his annual salary as set forth in subsection 6.1 herein, less applicable withholdings and deductions ("Severance"). As a condition to the payment of Severance, Executive agrees that he will (a) comply with the provisions of subsections 5.6 and 5.7 herein to the satisfaction of the Company and (b) execute and deliver to the

Company in form satisfactory to the Company and its attorneys a release waiving all claims against the Company. The Company shall have the right to delay distribution to Executive of payroll disbursements comprising the Severance until such time as the conditions specified in (a) and (b) of this subsection
8.4 have been satisfied by Executive, notwithstanding the continuing obligations of Executive pursuant to Section 5 herein.

          8.5 Surviving Provisions. After termination of Executive's employment for any reason whatsoever, the applicable provisions of Sections 5 and 9 shall remain in full force and effect until the time specified in each such section.

     9. Covenant Not to Compete. Since Executive will be a key employee of the Company, Executive will have access to Confidential Information, and in light of the Company's and its Affiliates' substantial investment of resources in its business, operations, technology, services, customers and customer prospects, Executive acknowledges that certain of his future activities could cause material harm to the Company and its Affiliates. Additionally, Executive acknowledges that the Confidential Information was obtained through his Employment with the Company and involvement with its Affiliates, that the Company's and its Affiliates' business is of a world-wide scope, and that at the time entering into this Agreement, Executive's covenant not to compete with the Company and its Affiliates was a material part of the negotiated terms and conditions of this Agreement. Accordingly, Executive agrees that in the event his employment is terminated, the specific restrictions set forth in this
Section 9 are fair, reasonable and necessary and are not overly burdensome on Executive's future activities. The covenants contained in this Section 9 shall continue until one (1) year after termination of Executive's employment for any reason whatsoever (the "Covenant Period").

          9.1. Until the Covenant Period expires, Executive shall not without the Company's prior written consent, which consent shall not be unreasonably withheld, directly or indirectly, own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a company operating in Canada or the United States engaged in any of the following or related products, services and activities:

                  9.1.1. paging     and    communication    services,   personal
                         communications       services      ("PCS"),      mobile
                         telecommunications services, wireless local loop ("WLL") products, polling, monitoring and controlling remote devices such as electrical meters and burglar alarms, data collection, acquisition and distribution, and meter reading (collectively, the "Activities");

                  9.1.2. the  provision  of necessary infrastructure  components to deploy the Activities and/or WLL capabilities;

                  9.1.3. the  utilization  of  the  discoveries,   concepts  and
                         ideas, processes, methods, formulas, and techniques underlying the technology known as the T3000 System, including any updated versions thereto ("T3000 System") and/or WLL for any application including, without limitation, voice communications, data transmission, automatic utility meter reading, home security, home health, and vending replenishment;

                  9.1.4. marketing   and   sale   of  T3000   System-competitive
                         equipment and/or components.

          9.2. Until the Covenant Period expires, Executive shall not directly or indirectly:

                  9.2.1. induce  any employee  of the Company and its Affiliates to leave the employ of the Company or its Affiliates;
                  9.2.2. interfere  with  the  relationship  between the Company or its Affiliates and any employee of the Company or its Affiliates;




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


                  9.2.3. hire  any  Company  employee or  Affiliate  employee to work for any organization of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest; or
                  9.2.4. interfere   or    attempt  to   interfere   with    any
                         transaction involving the Company or its Affiliates.

     10.   Securities   Matters.   Since  the  Executive  will  have  access  to
Confidential Information, his ability to engage in securities transactions will be limited. Executive agrees to:

         10.1. not engage in any transactions that violate all applicable federal and state securities laws;
         10.2. file  all reports required by securities regulatory authorities;
         10.3. provide information about securities transactions when requested by the Company;
         10.4. follow   written   Company   policies    concerning    securities
               transactions;
         10.5. execute any "lock-up" agreements or other restrictions on transactions when requested by the Company;
         10.6. comply with applicable federal and state securities law requirements for all transactions.

While   Executive  may  request  Board   permission   for  proposed   securities
transactions,   Executive  is  still   responsible  for  compliance  with  legal
requirements.

     11. Injunctive Relief. Upon a material breach or threatened material breach by Executive of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, the Company or its Affiliate, as the case may be, shall be entitled to an injunction restraining Executive from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company or its Affiliates from pursuing any other remedies for such breach or threatened breach. If the Company or its Affiliate take legal action to enforce the provisions of this Agreement or to enjoin Executive from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     12. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such section in the particular jurisdiction in which such adjudication is made.

     13. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nebraska.





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


     15.  Arbitration  of Disputes.  Except for  injunctive  relief  pursuant to
Section 11, all disputes concerning this Agreement will be submitted to binding arbitration in Denver, Colorado in accordance with the American Arbitrations Act. The Arbitrator's decisions must be delivered in writing accompanied by written findings of fact and conclusions of law. Any competent court may enter judgment upon the Arbitrator's awards. The prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party.

     16. Assignment. The Company may assign its rights and obligations under this Agreement to any Affiliate, any successor corporation or to any acquirer of substantially all of the business and assets of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.

     17. General Provisions. This Agreement may be executed in multiple counterparts, no one of which needs to be executed by all of the parties; provided, however, that this Agreement shall not become binding upon any of the parties unless and until a counterpart is executed by all parties. Each such counterpart shall be considered an original. Facsimile signatures will have the same effect as original signatures. This Agreement only be modified by a written amendment signed by the Company and Executive. A waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent or other breach by Executive. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter herein and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.




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                                       7

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective as of the Effective Date.

COMPANY:                                TELEMETRIX INC.,
                                        a Delaware corporation

                                        By: /s/ Michael J. Tracy
                                           -------------------------------------
                                           Michael J. Tracy
                                           President and Chief Executive Officer


EXECUTIVE:                              JOSEPH G. SCHON

                                        By: /s/ Joseph G. Schon
                                           -------------------------------------
                                           Joseph G. Schon, an individual

                                    EXHIBIT A
                             DUTIES TO BE PERFORMED


Early Stage

o Understand call center - customer car service operations as they apply to the support that we will need, so that can be either (a) contracted out or
     (b) developed in house. This will deal with hardware software support as well as NOC operations.

o Get products through test houses such as Microcell and Pac Bell Wireless and PG&E

o Development migration - supervise the orderly determination of new design features, development of updates to manufacturing design and software design etc.

o    Produce a staffing plan for different levels of operation.

o Development scheduling - In coordination with Marguarite determine a schedule for R&D and manufacturing based on our current cash situation.

o Development of sales strategy - Identify prospects, research prospects needs, make joint sales calls

o Coordinate Ericsson Contract - Design and implement operational strategies required by the Ericsson and other contracts, coordinate manufacturing scheduling with Ericsson and their required needs.

o Determine best source of assembly and shipping for product, involvement in inventory management, manufacturing scheduling.

o Capital equipment planning - Assist in timing of the acquisition of equipment.

Middle Stage

o Develop marketing strategy - Marketing strategy includes sales strategy, advertising campaigns, trade shows, and public relations.

o Coordinate manufacturing scheduling - determine manufacturing volumes based on sales forecast, determine inventory par levels.

o Create a department and appropriate staffing to coordinate product installation and implementation - Responsible for timing of installations, coordinating with customers on timing etc., development of NOC's to meet customers demands, coordinate and implement customers data requirements.

     The four general areas of responsibility are:

        1.  Sales/Marketing Strategy

        2.  Manufacturing scheduling

        3.  (Ericsson) contract implementation and coordination

Development of customer installation and implementation strategy and plan.

                                    EXHIBIT B
                                  STOCK OPTIONS

     Stock options totaling 100,000 shares vested on the following schedule:

                  Year 1 - 15,000 shares
                  Year 2 - 15,000 shares
                  Year 3 - 20,000 shares
                  Year 4 - 25,000 shares
                  Year 5 - 25,000 shares

                  The exercise price will be the closing price of Telemetrix shares on the date of execution of your employment contract. The specific terms of the stock options are under the Company's Stock Option Plan 2000, which would be granted to you by the Company in a Certificate after you have executed your employment agreement.